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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                        April 24, 2000 (March 29, 2000)

                           JOHNSTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                        1-6687                 11-1749980
(State or other jurisdiction of        (Commission            (IRS Employer
      incorporation)                   File Number)         Identification No.)


                 105 Thirteenth Street, Columbus, Georgia 31901
                    (Address of Principal Executive Offices)


                                 (706) 641-3140
              (Registrant's telephone number, including area code)


                                      None
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         At a meeting on March 29, 2000, in connection with its approval of the tender offer being made by JI Acquisition Corp. ("JI"), a wholly owned subsidiary of CGW Southeast Partners IV, L.P. ("CGW"), to acquire up to all of the issued and outstanding shares of Common Stock of Johnston Industries, Inc. ("Johnston") and the related transactions set forth in the Purchase Agreement, dated March 30, 2000 by and among JI, CGW and Johnston, the Johnston Board of Directors approved an amendment to the Stockholder Protection Agreement entered into between Johnston and The Bank of New York, as rights agent, in May 1999, to prevent the tender offer and resulting acquisition of shares of capital stock of Johnston by JI and CGW from constituting a triggering event under such agreement. As a result, the rights previously issued to holders of shares of Johnston common stock would not become exercisable in connection with the tender offer.

         The terms of the Stockholder Protection Agreement were originally reported by Johnston on Form 8-K dated April 19, 1999. Except as modified by the amendment described above and attached as an exhibit hereto, the Stockholder Protection Agreement shall remain in full force and effect in accordance with the terms originally reported.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

Exhibit Number

1.       Amendment No. 1 to Stockholder Protection Agreement


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  JOHNSTON INDUSTRIES, INC.



Date: April 24, 2000           By:  /s/  James J. Murray
                                  -------------------------------
                                               James J.Murray
                                               Executive Vice President, Chief
                                               Financial Officer


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                                 EXHIBIT INDEX


 Exhibit
  Number                   Description of Document
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
   1           Amendment No. 1 to Stockholder Protection Agreement